Exhibit 99.1

Press Release
General Inquiries: (713) 783-8000 www.sanchezmidstream.com

Sanchez Midstream Partners Reports

Fourth-Quarter and Full-Year 2019 Financial Results

HOUSTON--(GLOBE NEWSWIRE)--March 13, 2020--Sanchez Midstream Partners LP (NYSE American: SNMP) (“SNMP” or the “Partnership”) today reported fourth-quarter and full year 2019 results. Highlights from the report include:

•	Fourth-quarter 2019 net loss of $47.8 million, compared to a net loss of $6.8 million for third-quarter 2019 and net income of $15.6 million for fourth-quarter 2018;
•

Fourth-quarter 2019 Adjusted EBITDA (a non-GAAP financial measure) of approximately $12.2 million, compared to Adjusted EBITDA of $17.4 million for third-quarter 2019 and approximately $14.9 million for fourth-quarter 2018; and

•	The Partnership has reduced debt by $36.0 million (20 percent) since Dec. 31, 2018.

Financial Results

The Partnership’s fourth-quarter 2019 revenues totaled approximately $16.4 million, of which $14.4 million came from the midstream activities of Western Catarina Midstream and the Seco Pipeline. The balance of the Partnership’s fourth-quarter 2019 revenues came from production activities (approximately $3.7 million, which includes a gain on hedge settlements of $0.2 million) and a loss on mark-to-market activities ($1.7 million), which is a non-cash item.

The Partnership’s full-year 2019 revenues totaled $76.6 million, of which $65.9 million came from the midstream activities of Western Catarina Midstream and the Seco Pipeline. The balance of the Partnership’s full-year 2019 revenues came from production activities ($15.4 million, which includes a gain on hedge settlements of $0.9 million) and a loss on mark-to-market activities (approximately $4.7 million), which is a non-cash item.

The activities of Carnero G&P LLC (the “Carnero JV”) contributed a loss of approximately $0.2 million for fourth-quarter 2019 and income of $2.8 million for full-year 2019. The Partnership received a cash distribution of $1.6 million from the Carnero JV in February 2020 related to fourth-quarter 2019 activity, resulting in total cash distributions from midstream joint ventures of approximately $14.2 million for full-year 2019.

On a GAAP basis, the Partnership reported a net loss of $47.8 million for fourth-quarter 2019, compared to a net loss of $6.8 million for third-quarter 2019 and net income of $15.6 million for fourth-quarter 2018.  The Partnership reported a net loss of $51.1 million for full-year 2019, compared to net income of approximately $15.7 million for full-year 2018.

Adjusted EBITDA was approximately $12.2 million for fourth-quarter 2019, compared to Adjusted EBITDA of $17.4 million for third-quarter 2019 and approximately $14.9 million for fourth-quarter 2018. The Partnership’s full-year 2019 Adjusted EBITDA was approximately $65.7 million, which is more than five percent lower when compared to Adjusted EBITDA of approximately $69.4 million for full-year 2018.

Adjusted EBITDA is a non-GAAP financial measure that is defined below and reconciled in a table included with this press release.

liquidity AND CREDIT FACILITY Update

The Partnership had approximately $5.1 million in cash and cash equivalents as of Dec. 31, 2019.

As of Dec. 31, 2019, the Partnership had $150.0 million in debt outstanding under its credit facility, which has a current borrowing base of $235.5 million and a revolving commitment amount of $20.0 million. The Partnership has made principal payments totaling $6 million since Dec. 31, 2019, resulting in $144.0 million in debt outstanding under the credit facility as of March 13, 2020.

Since Dec. 31, 2018, the Partnership has reduced its debt outstanding by $36.0 million (20 percent), from $180.0 million to $144.0 million.

COMMON UNITS

The Partnership had 19,975,193 common units issued and outstanding as of March 13, 2020.

CLASS C DISTRIBUTION

As required by the Third Amended and Restated Agreement of Limited Partnership of the Partnership, if a quarterly distribution on the Partnership’s Class C Preferred Units cannot be paid in cash, it must be paid 100 percent in Class C Preferred PIK Units.  Accordingly, on Feb. 13, 2020, the Partnership declared a fourth-quarter 2019 distribution to the holders of its Class C Preferred Units consisting of 1,039,314 Class C Preferred PIK Units which was paid on Feb. 28, 2020 to holders of record on Feb. 20, 2020.

About the Partnership

Sanchez Midstream Partners LP (NYSE American: SNMP) is a growth-oriented publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and other energy-related assets in North America. The Partnership has ownership stakes in oil and natural gas gathering systems, natural gas pipelines and natural gas processing facilities, all located in the Western Eagle Ford in South Texas.

Additional Information

Additional information about SNMP can be found in our documents on file with the SEC which are available on our website at www.sanchezmidstream.com and on the SEC’s website at www.sec.gov.

UNITHOLDER ACCESS TO 2019 10-K

The Partnership has filed its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019 (“Form 10-K”) with the SEC.  A copy of the Form 10-K, which includes the Partnership’s complete audited financial statements, may be found on the SEC’s website at www.sec.gov   and on the Partnership’s website at www.sanchezmidstream.com by selecting the “Investors” tab and then selecting “SEC Filings” from the dropdown menu.  The Partnership will provide any unitholder with a hard copy of its Form 10-K, which includes SNMP’s complete audited financial statements, free of charge at any time upon request.  Requests can be directed in writing to SNMP Investor Relations, 1000 Main Street, Suite 3000, Houston, TX 77002 or by email to ir@sanchezmidstream.com.

Non-GAAP FINANCIAL Measures

To supplement our financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), we use Adjusted EBITDA, a non-GAAP financial measure, in this press release. We believe that non-GAAP financial measures are helpful in understanding our past financial performance and potential future results, particularly in light of the effect of various transactions affected by us. We define Adjusted EBITDA as net income (loss) adjusted by: (i) interest (income) expense, net, which includes interest expense, interest expense net (gain) loss on interest rate derivative contracts, and interest (income); (ii) income tax expense (benefit); (iii) depreciation, depletion and amortization; (iv) asset impairments; (v) accretion expense; (vi) (gain) loss on sale of assets; (vii) unit-based compensation expense; (viii) unit-based asset management fees; (ix) distributions in excess of equity earnings; (x) (gain) loss on mark-to-market activities; (xi) commodity derivatives settled early; (xii) (gain) loss on embedded derivatives; and (xiii) acquisition and divestiture costs.

Adjusted EBITDA is used as a quantitative standard by our management and by external users of our financial statements such as investors, research analysts, our lenders and others to assess: (i) the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; (ii) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and (iii) our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure.

We believe that the presentation of Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). Our non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to GAAP net income (loss). Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income (loss). Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

For a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP financial metric, please see the tables below.

Forward-Looking Statements

This press release contains, and the officers and representatives of the Partnership and its general partner may from time to time make, statements that are considered “forward–looking statements” as defined by the SEC. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our business strategy; the ability of our customers to meet their drilling and development plans on a timely basis, or at all, and perform under gathering, processing and other agreements; our financing strategy; our acquisition strategy; our ability to make distributions; our future operating results; the ability of our partners to perform under our joint ventures; our future capital expenditures; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by the management of our general partner. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Important factors that could cause our actual results to differ materially from the expectations listed in the forward-looking statements include, among others: the resolution of the pending Chapter 11 bankruptcy of Sanchez Energy Corporation and certain of its subsidiaries and its impact on our business, results of operations and financial condition; our ability to successfully execute our business, acquisition and financing strategies; the ability of our customers to meet their drilling and development plans on a timely basis, or at all, and perform under gathering, processing and other agreements; the creditworthiness and performance of our counterparties, including financial institutions, operating partners, customers and other counterparties; our ability to extend, replace or refinance our credit facility; our ability to grow enterprise value; the ability of our partners to perform under our joint ventures; the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities; our ability to utilize the services, personnel and other assets of the sole member of our general partner (“Manager”) pursuant to a shared services agreement; Manager’s ability to retain personnel to perform its obligations under its shared services agreement with Sanchez Oil & Gas Corporation; our ability to access the credit and capital markets to obtain financing on terms we deem acceptable, if at all, and to otherwise satisfy our capital expenditure requirements; the timing and extent of changes in prices for, and demand for, natural gas, natural gas liquids and oil; our ability to successfully execute our hedging strategy and the resulting realized prices therefrom; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may, therefore, be imprecise; and other factors described in our most recent Annual Report on Form 10-K and any updates to those risk factors set forth in our Quarterly Reports on Form 10-Q or Current

Reports on Form 8-K. Our filings with the SEC are available on our website at www.sanchezmidstream.com and on the SEC’s website at www.sec.gov. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in forward-looking statements. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PARTNERSHIP CONTACT

Charles C. Ward

Chief Financial Officer

ir@sanchezmidstream.com

(877) 847-0009

Sanchez Midstream Partners LP

Operating Statistics

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Gathering and Transportation Throughput:

Seco Pipeline
Natural gas (MMcf)	—	539	693	12,920

Western Catarina Midstream
Oil (MBbls)	812	1,354	4,036	4,655
Oil (MBbls/d)	9	15	11	13
Natural gas (MMcf)	10,135	15,302	48,087	57,372
Natural gas (MMcf/d)	110	166	132	157

Net Production in MBoe:

Total production (MBoe)	73	82	309	439
Average daily production (Boe/d)	793	891	847	1,203

Average Sales Price per Boe:

Net realized price, including hedges (1)	$ 50.33	$ 53.06	$ 49.86	$ 48.41
Net realized price, excluding hedges (2)	$ 47.11	$ 53.32	$ 46.94	$ 51.52

(1)	Excludes impact of mark-to-market gains (losses).
(2)	Excludes the impact of all hedging gains (losses).

Sanchez Midstream Partners LP

Condensed Consolidated Statements of Operations

			Three Months
	Three Months Ended		Ended	Year Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018
	($ in thousands)

Oil, liquids, and gas sales	$ 3,674	$ 4,373	$ 4,107	$ 15,407	$ 22,618
Gathering and transportation sales	1,720	1,720	1,720	6,825	6,651
Gathering and transportation lease revenues	12,729	14,391	14,135	59,090	53,025
Gain (loss) on mark-to-market activities	(1,735)	9,399	954	(4,673)	1,316
Total revenues	16,388	29,883	20,916	76,649	83,610

Operating expenses:
Lease operating expenses	1,493	1,981	2,105	7,378	7,864
Transportation operating expenses	3,077	3,337	2,752	11,553	12,316
Production taxes	132	203	165	621	1,104
General and administrative	4,373	6,460	4,317	17,610	23,653
Unit-based compensation expense (benefit)	270	(1,002)	271	1,351	1,938
Gain on sale of assets	—	(560)	—	—	(3,186)
Depreciation, depletion and amortization	6,289	6,307	6,441	25,333	25,987
Asset impairments	32,119	—	—	32,119	—
Accretion expense	135	125	132	526	497
Total operating expenses	47,888	16,851	16,183	96,491	70,173

Other (income) expense:
Interest expense, net	22,048	2,796	12,141	39,789	10,961
Earnings from equity investments	182	(3,163)	(780)	(2,831)	(12,859)
Other income	(5,762)	(2,422)	(31)	(5,860)	(546)
Total expenses, net	64,356	14,062	27,513	127,589	67,729
Income (loss) before income taxes	(47,968)	15,821	(6,597)	(50,940)	15,881
Income tax expense (benefit)	(133)	190	213	202	190
Net income (loss)	$ (47,835)	$ 15,631	$ (6,810)	$ (51,142)	$ 15,691

Sanchez Midstream Partners LP

Condensed Consolidated Balance Sheets

	December 31,
	2019	2018
	($ in thousands)

Current assets	$ 13,370	$ 13,886
Midstream and production assets, net	155,228	198,334
Other assets	245,842	274,465
Total assets	$ 414,440	$ 486,685

Current liabilities	$ 7,322	$ 10,809
Current liabilities - short-term debt, net of debt issuance costs	39,374	—
Long-term debt, net of debt issuance costs	109,437	178,582
Class C preferred units	281,688	—
Other long-term liabilities	12,419	12,057
Total liabilities	450,240	201,448

Mezzanine equity	—	349,857

Partners' deficit	(35,800)	(64,620)
Total partners' deficit	(35,800)	(64,620)
Total liabilities and partners' deficit	$ 414,440	$ 486,685

Sanchez Midstream Partners LP

Reconciliation of Net Income (Loss) to

Adjusted EBITDA

			Three Months
	Three Months Ended		Ended	Year Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018
	($ in thousands)

Net income (loss)	$ (47,835)	$ 15,631	$ (6,810)	$ (51,142)	$ 15,691
Adjusted by:
Interest expense, net	22,048	2,796	12,141	39,789	10,961
Income tax expense (benefit)	(133)	190	213	202	190
Depreciation, depletion and amortization	6,289	6,307	6,441	25,333	25,987
Asset impairments	32,119	—	—	32,119	—
Accretion expense	135	125	132	526	497
Gain on sale of assets	—	(560)	—	—	(3,186)
Unit-based compensation expense (benefit)	270	(1,002)	271	1,351	1,938
Unit-based asset management fees	1,528	1,355	1,922	7,321	8,646
Distributions in excess of equity earnings	1,797	1,496	4,079	11,352	9,754
Gain on mark-to-market activities	(4,027)	(11,843)	(985)	(1,183)	(3,229)
Acquisition and divestiture costs	—	370	—	—	2,150
Adjusted EBITDA (1)	$ 12,191	$ 14,865	$ 17,404	$ 65,668	$ 69,399

(1)	Adjusted EBITDA is a non-GAAP financial measure. For more information, see the NON-GAAP FINANCIAL MEASURES section of this press release.